Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated August 12, 2015 relating to the consolidated financial statements of PLx Pharma LLC as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 4, 2016